UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, AXIS Capital Holdings Limited (the “Company”) announced that John (Jay) Nichols will join the Company as Chief Executive Officer of AXIS Re, effective April 2, 2012.

Until July 2010, Mr. Nichols, 51, served as an Executive Vice President of RenaissanceRe Holdings Ltd. and President of RenaissanceRe Ventures Ltd. Prior to joining RenaissanceRe in 1995, Mr. Nichols held various positions at Hartford Steam Boiler, Monarch Capital and the accounting firm of Matson, Driscoll and D’Amico.

Under the terms of an employment agreement between Mr. Nichols and the Company dated February 6, 2012 (the “Agreement”), Mr. Nichols’ annual base salary will be $900,000 and he will be eligible to participate in the Company’s Annual Incentive Plan at an incentive bonus opportunity of 125% of his base salary. Mr. Nichols also will be eligible to participate in the Company’s 2007 Long-Term Equity Compensation Plan (the “Plan”), with an initial annual target grant of 35,000 restricted shares of common stock. Additionally, within 30 days following the commencement of his employment, Mr. Nichols will receive an award of 50,000 shares of restricted common stock pursuant to the Plan. Mr. Nichols also will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers. The Agreement also includes severance arrangements in the event that Mr. Nichols’ employment is terminated upon his death or disability, by the Company for cause or without cause or by Mr. Nichols with good reason. The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Nichols’ appointment is attached hereto as Exhibit 99.1.

Also on February 6, 2012, the Company’s Compensation Committee approved a revised form of award agreement for use by the Company for awards of restricted stock units to the Company’s Canadian employees. Under the revised agreement, award units vest in four equal installments on the first, second, and third anniversary of the date of grant with the fourth installment vesting on December 15 of the third anniversary year from the date of grant. A copy of the revised award agreement is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated February 6, 2012 by and between AXIS Specialty U.S. Services, Inc. and John D. Nichols

10.2	Form of Employee Restricted Stock Unit Agreement (Canada)

99.1	Press Release of AXIS Capital Holdings Limited, dated February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2012

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel